                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 1997



                                 VERIFONE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-18376                                           99-0206064
(Commission File No.)                        (IRS Employer Identification No.)


                         Three Lagoon Drive, Suite 400
                         Redwood City, California 94065
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (415) 591-6500


                             --------------------

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Item 5.   Other Events.

     On April 23, 1997, VeriFone, Inc., a Delaware corporation (the "Company"), announced the execution of an Agreement and Plan of Reorganization dated as of April 22, 1997, among Hewlett-Packard Company, a California corporation ("HP"), Tower Bridge Acquisition Corporation, a Delaware corporation ("Merger Sub"), and the Company (the "Reorganization Agreement"), a copy of which is attached hereto as Exhibit 2.1. The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of the Company's stockholders, Merger Sub will be merged into the Company. As a result of the merger of Merger Sub into the Company (the "Merger"), the Company would become a wholly-owned subsidiary of HP. Pursuant to the Reorganization Agreement, each outstanding share of the Company's common stock would be exchanged for one share of the common stock of HP (the "HP Common Stock"), and HP would assume all outstanding options to purchase common stock of the Company. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests.

     On April 23, 1997, the Company and HP issued a joint press release relating to the execution of the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Concurrently with the execution of the Reorganization Agreement, Hatim
A. Tyabji, who is the Company's Chairman, President and Chief Executive Officer and who currently holds approximately 152,832 shares of the Company's common stock (in addition to options to purchase 152,400 shares of the Company's common stock), entered into a Voting Agreement, a copy of which is attached hereto as Exhibit 99.2. Pursuant to the Voting Agreement, Mr. Tyabji agreed to vote his shares of the Company's common stock in favor of the Merger.

     A registration statement relating to the HP Common Stock has not yet been filed with the Securities and Exchange Commission ("SEC"), nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The HP Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any HP Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.


                                      2.
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Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.


c.   Exhibits

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Reorganization dated as of April 22, 1997, among Hewlett-Packard Company, a California corporation, Tower Bridge Acquisition Corporation, a Delaware corporation, and VeriFone, Inc., a Delaware corporation.

99.1 Joint Press Release of Hewlett-Packard Company and VeriFone, Inc. dated April 23, 1997.

99.2 Voting Agreement dated as of April 22, 1997, between Hewlett-Packard Company and Hatim A. Tyabji, and Irrevocable Proxy executed by Hatim A. Tyabji.



                                      3.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        VERIFONE, INC.


Dated: April 29, 1997                   By:   /s/ Joseph A. Zaelit
                                           ------------------------------
                                             Joseph A. Zaelit
                                             Senior Vice President
                                             and Chief Financial
                                             Officer


                                      4.